LEASE AGREEMENT

THIS LEASE made as of the 20th day of December, 1995, between Greenleaf Venture Associates, Ltd. d/b/a/ FAIRWAY CENTER, hereinafter referred to as "Lessor", and TOP SOURCE TECHNOLOGIES, INC., a Delaware corporation registered to conduct business in the State of Florida hereinafter referred to as "Lessee".

     WITNESSETH:

     A.  DESCRIPTION OF PREMISES

     For and in consideration of the covenants and agreements herein contained, Lessor hereby leases to Lessee and Lessee rents from Lessor subject to the terms, covenants and conditions of this Lease those certain premises (the "Premises") constructed or to be constructed as outlined on the Floor Plan attached hereto as Addendum A and made a part hereof which is known as Suite #200 being deemed to contain for all purposes under this Lease 6,723 "rentable square feet" computed in accordance with the last sentence of this Paragraph A, on the second floor of the building to be generally known as FAIRWAY CENTER (hereinafter known as the "Building") located at 7108 Fairway Drive, Palm Beach Gardens, Florida, together with a license for the duration of the term of this Lease to use those parking spaces described in the Parking Space Schedule attached hereto as Addendum B and made a part hereof. The "rentable square footage" of the Premises shall be defined as the sum of the actual square footage of the Premises plus 11% of such square footage which is deemed to be for hallways, restrooms, electrical, janitor and telephone closets and other such Common Areas.

     B.  TERM

     The term of this Lease shall be for three (3) years, commencing on January 15, 1996 (the "Estimated Completion Date" for improvements to the Lessee's Premises) or such earlier date if Lessee takes possession of the Premises prior thereto, and ending at 5:00 P.M. on January 14, 1999, subject to prior termination or extension pursuant to the terms contained herein and the applicable provision of Florida law. In the event the Premises are not completed by the Estimated Completion Date, the commencement of rent shall be as specified in Section 6. of the Standard Lease Provisions.

     C.  BASE RENT

     Subject to adjustments in the amount of Base Rent for each Lease Year (as hereinafter defined in Section 1 of the Standard Lease Provision hereof) Lessee agrees to pay Base Rent to the Lessor at 1555 Palm Beach Lakes Boulevard, West
Palm Beach, Florida, 33401, or at such place as may be designated from time-to-time by Lessor. As used hereinafter in this Lease, the term "Base Rent" shall include the Premises Base Rent and the Parking Space Base Rent, collectively, as such amounts are adjusted for each Lease Year, as provided in
Section 2 of the Standard Lease Provision.

     1. The annual amount of Seventy-three Thousand Nine Hundred Fifty-three and 00/100 ($73,953.00) Dollars plus sales tax thereon Base Rent for the Premises, payable in equal consecutive monthly installments in advance, on the first day of each month during the term of this Lease (hereinafter referred to as the "Premises Base Rent"), the annual amount of NOT APPLICABLE Dollars, as rental for the parking spaces described in Addendum B, plus sales tax thereon, payable in equal monthly installments simultaneously with the payment of the Premises Base Rent (hereinafter referred to as the "Parking Space Base Rent").

     2. The Base Rent shall be payable in lawful money of the United States, without any setoff or deduction. Lessor acknowledges receipt of the amount of Six Thousand Five Hundred Thirty-two and 52/100 ($6,532.52) Dollars from Lessee, upon execution of this Lease, representing payment of the first month's installment of Base Rent, including sales tax thereon.

     D.  OPERATING EXPENSES

     Subject to adjustment each year during the term of this Lease, the Operating Expenses payable by Lessee to Lessor during the first year of the term hereof shall be in the amount of Forty-six Thousand Three Hundred Twenty-one and 47/100 ($46,321.47) Dollars plus sales tax in lawful money of the United States payable in accordance with the terms set forth hereinafter, concurrently with the payment of Base Rent. Operating Expenses shall constitute additional Rent for all purposes under this Lease. Lessee's proportionate share is 14.2% of Operating Expenses.

The Operating Expenses shall be payable in lawful money of the United States, without

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any  setoff or  reduction.  Lessor  acknowledges  receipt  of the amount of Four
Thousand Ninety- one and 73/100 ($4,091.73) Dollars from Lessee, upon execution of this Lease, representing payment of the first month's installment of Operating Expenses, including sales tax thereon.

     E.  SECURITY DEPOSIT

     Upon execution of this Lease, Lessee agrees to deliver to Lessor Forty Thousand Ninety- one and 48/100 ($40,091.48) Dollars as a Security Deposit ("Deposit") to be applied as set forth in Section 9 of the Standard Lease Provisions.

     F.  USE OF THE PREMISES

     The Lessee covenants that the Premises shall be used and occupied only for general office and administrative purposes and OSA Lab and for no other purpose.

     G.  STANDARD LEASE PROVISIONS

     This Lease includes the Standard Lease provisions containing Sections numbered 1 through 49 and the Addenda A-L which are attached hereto and by this reference incorporated into this Lease. Each of the preceding Paragraphs A through F is subject to the Standard Lease Provisions and Addenda.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on December 20, 1995.
                                    Lessee:  TOP SOURCE TECHNOLOGIES, INC.

Witnesses:  /s/ Robert Book         By:/s/ David Natan               (SEAL)
                                    David Natan
 /s/ Andrew Dietz                   Official Title:  Chief Financial Officer
 (As to Lessee)                     This Lease, including payment of Base Rent
                                    and all other sums due herein, together
                                    with Standard Lease Provisions No. 1
                                    through 46 and Addenda A-L, is hereby
                                     personally guaranteed.

Witnesses:                         Guarantor
                                   Lessor: GREENLEAF VENTURE ASSOCIATES,LTD
(As to Guarantor)
                                   By:  FAIRWAY PROPERTY COMPANY
                                        MANAGING GENERAL PARTNER
Witnesses:                         By:/s/ E. Llwyd Ecclestone, Jr.  (SEAL)
                                   E. Llwyd Ecclestone, Jr.
                                   Official Title:  Chairman
(As to Lessor)

                            STANDARD LEASE PROVISIONS

1.  DEFINITIONS

A. "Base Year" means the calendar year preceding the calendar year in which the Lease term commences.

   B. "Common Area" means all portions of the Real Property which are intended for the common use and enjoyment of all tenants, including with limitation, the lobby area, all hallways, stairways, elevators and restrooms within the Building, the parking garage, the parking areas, and all driveways, walkways and landscaped areas within the Real Property.

   C. "Consumer Price Index" or "CPI" means the average of: (a) U.S. City Averages for all Urban Consumers, all items of the United States Bureau of Labor Statistics; and (b) U.S. City Averages For Urban Wage Earners and Clerical Workers, all items of the United States Bureau of Statistics. If the Bureau of Labor Statistics substantially revises the manner in which the CPI is determined, an adjustment shall be made in the revised index which would produce results equivalent, as nearly as possible, to those which would be obtained if the CPI had not been so revised. If the 1967 average shall no longer be used as an index of 100, such change shall constitute a substantial revision. If the CPI becomes unavailable to the public because publication is discontinued, or otherwise, Lessor shall substitute therefor a comparable index based upon changes in the cost of living or purchasing power of the consumer dollar published by any other governmental agency; or, if no such index is available, then a comparable index published by a major bank, other financial institution, university or recognized financial publication.

   D. "Lease Year" means each calendar year during the term of this Lease.

   E. "Lessee's Proration Percentage" represents the proportion of the rentable square footage of the Premises bears to the rentable square footage of the Building. The rentable square footage of the Building is the sum of the rentable square footage of all Premises (leased or unleased) in the Building, and for all purposes under this Lease shall be conclusively deemed to be 47,317 square feet. The rentable square footage of the Premises is set forth in Paragraph A on page 1 of this Lease.

   F. "Operating Expenses" means and includes: (a) all expenses paid or incurred by Lessor for maintaining, operating and repairing the Real Property, the office tower and the parking garage and all other systems and components of the building (hereinafter called the "Building), and other parking areas, the curbs, sidewalks and plazas adjoining the same, including but not limited to the cost of painting, cleaning, refurbishing, recarpeting, redecorating, gardening, planting, seeding and maintenance of landscaped areas, trash removal, drain maintenance, security guard service, exterior maintenance of the improvements, window cleaning, janitorial service, uniforms, management fees, supplies and sundries; (b) utility expenses incurred by Lessor in furnishing utility services for the Real Property, including the cost of electricity, gas or other fuel, heating, lighting, air-conditioning, sewer and waste-water service and general surface drainage; (c) those expenses paid or incurred by Lessor for insurance, including but not limited to fire, extended coverage, liability, workmen's compensation, elevator, or any other insurance carried in good faith by Lessor and applicable to the Real Property; (d) the cost of rental of all supplies, tools, materials and equipment, including expenses paid or incurred by Lessor for sales or use taxes on supplies or services; (e) the cost of wages and salaries of all persons engaged in the operation, maintenance and repair of the Real Property, and so-called fringe benefits, including social security taxes, unemployment insurance taxes, cost for providing coverage for disability benefits, cost of any pensions, hospitalization, welfare or retirement plans, or any other similar or like expenses incurred under the provisions of any collective bargaining agreement, or any other cost of expense which Lessor pays or incurs to provide benefits for employees so engaged in the operation, maintenance and repair of the Real Property; (f) the charges of any independent contractor who, under contract with Lessor or its representatives, does any of the work operating, maintaining or repairing the Real Property, including without limitation the charges for services, materials and supplies furnished in connection with the operation, maintenance or repair of any part of the Building or the heating, air-conditioning, ventilating, plumbing, roofing, electrical, elevator and other systems of the Building; (g) depreciation of hand tools and other moveable equipment used in the repair, maintenance or operation of the Real property; (h) legal, accounting, and other professional expenses incurred in connection with the operation, maintenance and management of the Real Property, including, but not limited to, such expenses as relate to seeking refunds of or obtaining reductions in the taxes; (i) the amortized portion of the cost of any capital improvement or alteration made to the Real property which is either required by law (or governmental regulation) or intended by Lessor to reduce operating costs or expenses, it being understood that such amortization shall be in accordance with generally accepted accounting principles and include interest at the prime rate in effect on the date of installation of the capital improvement; (j) reasonable reserves as determined by Lessor to be necessary for the efficient operation, management and repair of the Premises and the Building; (k) all real estate taxes, assessments, sewer rents, rates and charges, transit taxes, taxes based upon the receipt of rent, including the sales taxes of other governmental taxes, fees or charges on account of rent and any other federal, state, city, county or other local governmental charges or charges by any school, drainage or other special improvement district, general, special, ordinary or extraordinary (but not including income taxes or any other taxes imposed upon or measured by Lessor's income or profits, unless the same be imposed in lieu of real estate taxes), which may now or hereafter be levied or assessed against the Real Property (hereinafter the "Taxes"). In case of special taxes or assessments which may be payable in installments, only the amount of each installment paid during a Lease Year shall be included in Taxes for that Lease Year. Taxes shall also include any personal property taxes imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems, and appurtenances used in connection with the Real Property for the operation thereof. The amount of Taxes attributable to any Lease Year shall be the amount of Taxes payable in such year, notwithstanding that in each case the assessments for such Taxes may have been made for a different year or years than the year in which payable; and (l) any other expense or charge, whether or not hereinbefore mentioned, which in accordance with generally accepted accounting and management principles would be considered as an expense of maintaining, operating, or repairing the Building. If any Operating Expense, though paid in one (1) year, relates to more than one
(1) calendar year, at the option of Lessor such expense may be proportionately allocated among such related calendar years. If during any calendar year, including the Base Year, any rentable space in the Building shall be vacant or unoccupied, at Lessor's option, the Operating Expense for such calendar year shall be adjusted to reflect the expenses that would have been incurred if such space had been occupied.

   Notwithstanding the above, the following are excluded from the definition of Operating Expenses; (a) real estate broker's leasing commission; (b) depreciation (except as provided above), interest on the amortization of debt (except as provided above); (c) leasehold improvements made for new tenants of the Building; (d) refinancing costs; and (e) the cost of any work or services performed for any tenants of the Building to the extent that such work is separately reimbursed.

   G. "Real Property" means the Building, the parking garage, the land and real property owned or leased by Lessor upon which the Building and the parking garage stand or which is adjacent thereto, and used in connection with the operation of the Building and its common areas.

2.  BASE RENT

   A. The Base Rent set forth in paragraph C on the cover page of this Lease shall be adjusted at the commencement of each Lease Year in accordance with any adjustment in the Consumer Price Index. The new Base Rent for each Lease Year shall be determined by multiplying the Base Rent for the immediately preceding Lease Year by a fraction, the numerator of which shall be the CPI published for the month of October in the Lease Year then ended, and the denominator of which shall be the CPI published for the month of October in the immediately preceding Lease Year. With respect to the first such adjustment, the initial Base Rent shall be multiplied by a fraction, the numerator of which shall be the CPI published for the month of October in the year of the commencement of this Lease, and the denominator of which shall be the CPI published for the month in which the Lease term commenced. In no event shall the Base Rent for any Lease Year be less than the Base Rent for the immediately preceding Lease Year.

   B. Prior to the commencement of each such Lease Year, Lessor shall deliver to Lessee a statement setting forth the Annual Base Rent for the forthcoming Lease Year, the manner in which it was calculated and the monthly installment that the Lessee shall pay to the Lessor pursuant to this Lease for such Lease Year.

   C. If the Lease term commencement date is on any day other than the first day of January, or if the Lease term expiration date is on any date other than the first day of December, the Base Rent as adjusted for such year shall be prorated on the basis of the actual number of days of the Lease term during such calendar year.

3.  OPERATING EXPENSES

A. In addition to the Base Rent, as annually adjusted, Lessee shall pay to Lessor during each Lease Year, including the calendar year in which the Lease term expires, Lessee's share of the
                                        2

Operating Expenses for the Lease Year. Lessee's share of Operating Expenses shall be computed by multiplying the amount of the Operating Expenses by Lessee's Proration Percentage.

   B. On or about the commencement of each Lease Year, Lessor shall provide Lessee with a written estimate of Lessee's share of the Operating Expenses for the forthcoming Lease Year. Lessee shall thereafter pay to Lessor, concurrent with the payment of Base Rent during the Lease Year, one-twelfth (1/12) of Lessee's share of the Operating Expenses, as set forth on Lessor's written estimate. In the event that Lessor revises its estimate of Lessee's share of the Operating Expenses, or if Lessor furnishes such estimate subsequent to the commencement of a Lease Year, Lessor shall furnish to Lessee a statement of any adjustments to be paid or refunded as a result of such revision or late estimate, which adjustment shall be paid with, or credited against, the next monthly payment by Lessee of its share of Operating Expenses. Failure of Lessor to submit the written estimate shall not waive any rights of Lessor hereunder.

   C. No later than April 1 of each Lease Year, Lessor shall submit to Lessee a statement of Lessee's share of the actual Operating Expenses for the immediately preceding Lease Year. If Lessee's share of the actual Operating Expenses exceeds the estimate prepared by Lessor at the commencement of the preceding Lease Year, then Lessee shall pay the difference to Lessor, in a single payment, within fifteen (15) days after receipt from Lessor of the amount due. In the event that Lessee's share of the actual Operating Expenses is less than the estimate prepared by the Lessor, then the difference shall be credited to Lessee against current monthly payments of Operating Expenses.

   D. Lessee may examine Lessor's records regarding Operating Expenses during normal business hours within ten (10) days following the issuance to the Lessee of the Statement of actual Operating Expenses. The Statement of actual Operating Expenses (the "Statement") shall be considered as final and acceptable to Lessee unless Lessee objects to the Statement by written notice to the Lessor within thirty (30) days following the issuance of the Statement. If Lessee disputes the accuracy of the Statement, and if such dispute shall not have been settled by agreement between Lessor and Lessee, the issue shall be conclusively determined by an audit performed by a certified public accounting firm located in Palm Beach County and selected by Lessor. Pending resolution of the dispute by the certified public accountant, Lessee shall pay the amount indicated in the Statement of actual Operating Expenses, without prejudice to Lessee's position. If the dispute is resolved in Lessee's favor, any overpayment due to Lessee shall be credited against Lessee's share of the Operating Expenses for the current Lease Year, and Lessor shall pay the cost of the audit. If the dispute shall be determined in Lessor's favor, Lessee shall pay the cost of the audit, which expenses shall be deemed to constitute additional Rent hereunder.

4.  PAYMENT OF RENT

   A. For all purposes under this Lease and under law, the Premises Base Rent as adjusted, the Parking Space Base Rent, as adjusted, Lessee's share of the Operating Expenses as adjusted, and all other sums due from Lessee to Lessor under this Lease shall be deemed to constitute Rent, and the term "Rent" as used herein shall be deemed to include all such amounts.

   B. Lessee shall pay the Rent to Lessor promptly when due without notice or demand therefor and without any abatement, deduction, counterclaim or setoff for any reason whatsoever, except as may be expressly provided in this Lease. No payment by Lessee or receipt or acceptance by Lessor of a lesser amount than the correct Rent shall be deemed to be other than the payment on account, nor shall any endorsement or statement on any check or letter accompanying any payment be deemed an accord or satisfaction and Lessor may accept such payment without prejudice to its rights to recover the balance or pursue any other remedy in this Lease or at law. Lessee's obligation to pay the Rent for the full term of this Lease shall survive the expiration or earlier termination of the term hereof.

5.  LATE PAYMENTS

   If any payment of Rent or other sums due hereunder is made later than the seventh day of the month, a late fee of fifty ($50.0) dollars shall be paid by Lessee, upon demand by Lessor, for each day beyond the seventh unless a lesser rate shall then be the maximum rate permissible by law, in which event, said lesser rate shall be charged. This late fee shall be in addition to and not in exclusion of any other sums payable by Lessee due to Lessee's failure to pay when due any sums hereunder. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

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



6.  COMMENCEMENT OF RENT AND TERM

   The term of this Lease and Lessee's obligation to pay Rent shall commence on the Estimated Completion Date or earlier date, if Lessee assumes possession, as specified in Paragraph B of this Lease Agreement. However, in the event the Premises have not been completed by the Estimated Completion Date sufficient for a certificate of occupancy ("C.O.") to have been issued therefor, then the commencement of Rent shall be postponed until such time as a C.O. for Lessee's Premises has been issued and the date of expiration of the Lease term shall be similarly postponed by the same number of days between the earlier of the Estimated Completion Date or the date of possession and the date of issuance of a C.O. Under no circumstances, however, may Lessee enter into possession of the Premises prior to completion of improvements to the Premises by Lessor, except upon the express written consent of Lessor and subject to any terms of such consent. Should the term of this Lease and the Lessee's obligation to pay Rent commence on a day other than the first day of a month, then the term of this Lease, for purposes of calculating the length of term only, shall commence on the first day of the following month, but Lessee shall nevertheless be subject to all terms and conditions of this Lease for the fractional month preceding the commencement of this Lease during which Lessee is in occupancy. The Lessee shall pay Rent for the fractional month preceding the commencement of this Lease, if the term of this Lease commences on a day other than the first day of a month, on a per diem basis (calculated on the basis of a thirty-day month) payable on commencement of the term of this Lease. Any Rent payment hereunder for any other fractional month shall likewise be calculated and paid on such per diem basis.

7.  CONSTRUCTION OF LEASED PREMISES

     A. Lessor's Work. Lessor agrees that it will supply, at its own expense, its standard space, as more particularly described and set forth on Addendum C, annexed hereto and made a part hereof ("Lessor's Work").

   B. The purpose of the Floor Plan attached hereto as Addendum "A" is to show the approximate location of the Premises. The Lessor reserves the right, at any time, to add to or reduce or to relocate the various improvements, automobile parking areas, and other common areas as shown on the Floor Plan.

8.  ACCEPTANCE BY LESSEE

   A. If Lessor's Work is not completed at the time this Lease is executed, Lessee agrees that either the acceptance by Lessee of possession of the Premises for the purpose of construction of Lessee's improvements constructed by Lessor shall be deemed acceptable if all of the work is substantially completed except for those additional items that Lessor is doing for Lessee (See Addendum "C"). The only remaining items would be punchlist type items.

   B. If Lessor's Work has been completed at the time this Lease is executed, Lessee certifies that it has inspected the Premises and accepts same in its existing condition. No repair work, alterations, or remodeling of the Premises is required to be done by Lessor as a condition of the Lease.

9.  SECURITY DEPOSIT

   A. Amount of Deposit. Lessee, simultaneously with the execution of this Lease, has deposited with the Lessor the sum stated in Paragraph E of the cover page of this Lease, receipt of which is hereby acknowledged by Lessor. The Deposit shall be held by Lessor. The Deposit may be commingled with other funds of Lessor, and Lessor shall have no liability for the accrual or payment of any interest thereon. If at any time during the term of this Lease any of the Rent herein reserved shall be overdue and unpaid, or any other sum payable by Lessee to Lessor hereunder shall be overdue and unpaid, then Lessor may, at the option of Lessor, appropriate and apply all or any portion of said deposit to the payment of any such overdue Rent or other sum.

   B. Use and Return of Deposit. In the event of the failure of Lessee to keep and perform any of the terms, covenants and conditions of this Lease to be kept and performed by Lessee, then the Lessor, at its option, may appropriate and apply the Deposit or so much thereof as Lessor may deem necessary, to compensate the Lessor all reasonable loss, cost, expense or damage sustained or suffered by Lessor due to such default or failure on the part of the Lessee. Should the entire Deposit, or any portion thereof, be appropriated and applied by Lessor as permitted hereby, then Lessee shall, upon the demand of Lessor, forthwith remit to Lessor a sufficient amount in cash to restore the Deposit to the original sum deposited, and Lessee's failure to do so within five (5) days after receipt of such demand shall constitute a

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



default of this Lease. Should Lessee comply with all of said terms, covenants and conditions and promptly pay all of the Rent and additional rent herein provided for as it falls due, and all other sums payable by Lessee to Lessor hereunder, the Deposit shall be returned in full to Lessee within a reasonable time following the expiration of the term of this Lease, or the earlier termination hereof.

C. Transfer of Deposit. Lessor may deliver the Deposit to the purchaser of Lessor's interest in the Premises, in the event that such interest be sold, and thereupon Lessor shall be discharged from any further liability with respect to the Deposit.

10.  USE OF COMMON AREAS

   The use and occupation by Lessee of the Premises shall include the non-exclusive use, in common with others entitled thereto, of the hallways, elevators, toilets, stairways, entrance ways, grounds, loading facilities, sidewalks and customer car parking areas (hereinafter collectively "common areas") as such common areas now exist or as such common areas may hereafter be constructed for the benefit of and as a part of the Building, and other facilities as may be designated from time to time by the Lessor, subject, however, to the terms and conditions of this Lease and to the reasonable Rules and Regulations for the use thereof as set forth in Addendum E hereto and by this reference incorporated herein as covenants of this Lease, and as may be prescribed from time to time by the Lessor.

11.  USE OF PREMISES

   Lessee hereby covenants to use and occupy the Premises for the sole and exclusive purpose of operating as set forth in Paragraph "F" on the cover page, and for no other use or purpose whatsoever without the Lessor's prior written consent which may not be unreasonably withheld. Lessee covenants not to use or maintain the Premises in any unlawful manner or for any unlawful purposes, and shall promptly comply with any and all laws, ordinances, order, and regulations of any and all municipal, county, state, federal, and other governmental authorities that may pertain or apply to Lessee's occupancy, use or business operations on the Premises at Lessee's sole cost and expense, including, but not limited to, any and all energy or fuel conservation orders or regulations promulgated by any government authority. Lessee shall, additionally, in its use of the Premises comply with the reasonable Rules and Regulations as set forth in Addendum E hereof, and as may be prescribed from time to time by Lessor. Lessee shall make no use whatever of the Premises that would cause an increase in the fire insurance rate applicable to the Building upon the commencement of the term of this Lease and shall not do or permit to be done any act or thing which might subject Lessor any liability or responsibility for injury to any person or persons or to any property by reason of any business or operation being conducted on the Premises. Lessee shall not bring any flammable material or substances or any articles of a dangerous nature or any heating or cooking units except for microwave into the Building or the Premises without the prior written consent of Lessor. No safes, heavy files, bookcases or other heavy equipment shall be allowed in the Building unless the weight, location and handling of the same is approved by the Lessor and not unreasonably withheld. Regardless of such approval, Lessee agrees to indemnify, defend and save Lessor harmless from all expenses and other damages, including attorneys' fees and costs, incurred by Lessor resulting from the use or installation by Lessee of such heavy equipment in the Building, which indemnification shall survive the expiration or earlier termination of this Lease. Lessee shall not cause or permit any noise or odor that is objectionable to the public, to other occupants of the Building, or to Lessor, to emanate from the Premises and shall not create or maintain a nuisance thereon, and shall not disturb, solicit, or canvas any occupant of the Building, and shall not do any act tending to injure the reputation of the Building or the Premises. Lessee shall not use, create, store or permit any toxic or hazardous material anywhere on the Real Property. Without limiting the foregoing, Lessee shall not dispose of any toxic or other hazardous waste through the plumbing system in the Building, or through the storm drainage system of the Real Property, nor shall Lessee violate any requirements of the Florida Department of Environmental Regulation or the Florida Department of Health, or any other governmental agency, with respect to waste disposal. Lessee agrees to indemnify, defend and save Lessor harmless from all expenses and other damages incurred by Lessor as a result of improper waste disposal by Lessee, which indemnification shall survive the expiration or earlier termination of this Lease. The building presently meets the 1986 ADA requirements.

   Lessee shall not cause or maintain any nuisance in or about the Premises and shall keep the Premises free of debris, rodents, vermin, and anything of a dangerous, noxious, or offensive nature or which could create a fire hazard (through undue load on electrical circuits or otherwise) or undue vibration, heat, or noise.

12.  ALTERATIONS

   Lessee shall make no changes in or to the Premises of any nature without Lessor's prior written consent which shall not be unreasonably withheld. Lessee shall conduct all alterations and improvements in a merchantable manner, subject to the prior written consent of Lessor. Any Lessee alterations, additions or improvements shall only be permitted, if at all, where such improvements are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the Premises by using contractors or mechanics first approved by Lessor. All fixtures and all paneling, partitions, railing and like installations, installed in the Premises at any time, either by Lessee or by Lessor on Lessee's behalf, shall, upon installation, become the property of Lessor and shall remain upon and be surrendered with the Premises unless Lessor by notice to Lessee no later than twenty (20) days prior to the date fixed as the termination of this Lease, elects to relinquish Lessor's right hereto and to have them removed by Lessee, in which event, the same shall be removed from the Premises by Lessee prior to the expiration of the Lease at Lessee's expense. Nothing in this article shall be construed to give Lessor title to or to prevent Lessee's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such items from the premises or upon removal of other installations as may be required by Lessor. Lessee may remove its curtains, furniture and accessories. Lessee shall immediately and at its expense, repair and restore the Premises to the condition existing prior to installation and repair any damage to the Premises or the building due to such removal. All property permitted or required to be removed by Lessee at the end of the term remaining in the Premises after Lessee's removal shall be deemed abandoned and may, at the election of Lessor, either be retained as Lessor's property or may be removed from the Premises by Lessor at Lessee's expense. Lessee shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any government or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Lessor and Lessee agrees to carry and will use Lessee's contractors and sub-contractors to carry such workman's compensation, general liability, personal property and property damage insurance as Lessor may require.

13.  SERVICES

   Lessor agrees, while Lessee is not in default under this Lease, to furnish the Premises with air-conditioning and heat during the appropriate seasons from 8:00 A.M. to 6:00 P.M., Monday through Friday and 8:00 A.M. to 1:00 P.M. on Saturday of each week excluding legal holidays. After hours air-conditioning rate is $20 per hour and is coordinated by the Building's Management Office. Lessor agrees to instruct Lessee regarding access to air-conditioning control panel in the event Management Office is not available to do so. Lessor agrees to supply janitorial services for the hallways and common areas and for the interior of the Premises. If, for security or other valid reasons approved by the Lessor, Lessee elects to provide separate janitorial services for the interior of the Premises it may do so, provided that the janitorial service company selected by Lessee shall be subject to the prior written approval of Lessor. Further, in such event, the Lessee shall indemnify, defend and save the Lessor harmless from all claims and damages, including attorneys' fees and costs, arising out of any acts or omissions of the Lessee's janitorial service company. Upon request of the Lessor, the Lessee shall post with the Lessor a fidelity bond in form and substance satisfactory to the Lessor, applicable to all employees of the Lessee's janitorial service company. The employment of its own janitorial service company shall not entitle the Lessee to any credit against its share of the Operating Expenses. Lessor shall supply landscaping and maintenance services for the grounds of the Building. Lessor will furnish elevator service, lighting replacement for common area lights, toilet room supplies, common area janitor service daily during the time and in the manner that such services are customarily furnished in first class buildings in Palm Beach County, Florida. All services rendered by Lessor shall be deemed an Operating Expense as aforementioned herein. Lessor shall not be liable for any damages directly or indirectly resulting from, nor shall any Rent herein set forth be abated by reason of (1) installation, use, or interruption of use, of any equipment in connection with the furnishing of any of the foregoing services, or (2) failure to furnish or delay in furnishing, any such services when such failure or delay is caused by accident or any condition beyond the reasonable control of Lessor or by the making of necessary repairs or improvements to the Premises or to the Building. The temporary failure to furnish any such services shall not be construed as an eviction of Lessee or relieve Lessee from the duty of observing and performing any of the provisions of this Lease. Lessor shall use its best efforts to promptly restore any interrupted service. Lessor to provide electrical, water and sewer service, twenty-four (24) hours a day.

14.  ASSIGNMENT AND SUBLETTING

   Lessee shall not assign the right of occupancy under this Lease or any other interest therein, or sublet the Premises, or any portion thereof, without the prior written consent of Lessor, which shall not be unreasonably withheld. Lessee absolutely shall have no right of assignment or subletting if it is or has been in default of this Lease. Notwithstanding any assignment of the Lease, or the subletting of the Premises, or any portion thereof, Lessee shall continue to be liable for the performance of the terms, conditions and covenants of this Lease, including, but not limited to, the payment of Rent. Consent by Lessor to one or more assignments or sublettings shall not operate as a waiver of Lessor's rights as to any subsequent assignments and sublettings. Lessor shall have the sole option, which shall be exercised by providing Lessee with written notice of terminating the Lessee's rights and obligations under this Lease rather than permitting any assignment or subletting by Lessee. Should Lessor permit any assignment or subletting by Lessee and should the monies received as a result of such assignment or subletting (when compared to the monies still payable by Lessee to Lessor) be greater than would have been received hereunder had not Lessor permitted such assignment or subletting, then the excess shall be payable by Lessee to Lessor, it being the parties' intention that Lessor, and not Lessee, shall be the party to receive any profit from any assignment or subletting. If there are one or more assignments or sublettings by Lessee to which Lessor consents, the parties understand and agree, notwithstanding anything to the contrary, that any and all renewal options to be exercised subsequent to the date of such assignment or subletting and any and all options to lease additional space in the Building to be exercised subsequent to the date of such assignment or subletting are absolutely waived and terminated at Lessor's sole option. In the event of the transfer and assignment by Lessor of its interest in this Lease and/or sale of the Building containing the Premises, the Lessor shall thereby be released from any further obligations hereunder, and Lessee agrees to look solely to such successor in interest of the Lessor for performance of such obligations.

15.  DAMAGE BY FIRE OR STORM

   In the event that the Building should be totally destroyed by fire, hurricane, tornado, or other casualty, or in the event the Premises or Building should be so damaged that rebuilding or repairs cannot be completed within one hundred eighty (180) days after the date of such damage, either Lessor or Lessee may at its option, by written notice to the other given not more than thirty
(30) days after the date of such fire or other casualty, terminate this Lease. In such event, security deposit will be returned and Lessee released from further obligation and the rent shall be abated during the unexpired portion of this Lease effective with the date of such fire or other casualty. In the event the Building or Premises should be damaged by fire, hurricane, tornado, or other casualty covered by Lessor's insurance but only to such extent that rebuilding or repairs can be completed within one hundred eighty (180) days after the date of such damage, or if the damage should be more serious as descried in the prior sentence but neither Lessor nor Lessee elects to terminate the Lease, then Lessor shall within sixty (60) days after the date of such damages commence to rebuild or repair the Building and/or the Premises and shall proceed with reasonable diligence to restore the Building and/or the Premises to substantially the same condition in which it was immediately prior to the occurrence of the casualty, except that Lessor shall be required to restore the Premises only to the extent of Lessor's Work originally performed, and Lessor shall not be required to rebuild, repair or replace any part of the furniture, equipment, fixtures, and other improvements which may have been placed by Lessee or other tenants within the Building or Premises. Lessor shall, unless such damage is the result of negligence or willful misconduct of Lessee or Lessee's employees or invitees, allow Lessee a fair diminution of Rent during the time that the Premises is unfit for occupancy. In the event any mortgage, under a deed of trust, security agreement or mortgage on the building, should require that the insurance proceeds be used to retire the mortgage debt. Lessor shall have no obligation to rebuild the Building and/or the Premises and this Lease shall terminate upon notice to Lessee. Any insurance which may be carried by Lessor or Lessee against loss or damage to the Building or to the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

16.  EMINENT DOMAIN

   If the whole or a portion of the Building shall be taken for any public or quasi-public use under any statute or by right of eminent domain or private purchase in lieu thereof, then at Lessor's option, but not otherwise, the term hereby demised and all rights of Lessee hereunder shall immediately cease and terminate and the Base Rent shall be adjusted as of the date of such termination. Lessee shall be entitled to no part of the award made for such condemnation (or other taking) or the purchase price thereof. Nevertheless, notwithstanding anything to the contrary likewise at Lessor's option, but not otherwise, if the Premises is unaffected by such condemnation (or other taking), then this Lease and each and every one of its provisions shall continue in full force and effect.

17.  FORCE MAJEURE

   Whenever a period of time is herein prescribed for action to be taken by Lessor, Lessor shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, theft, fire, public enemy, injunction, insurrection, court order, requisition of other governmental body or authority, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of Lessor.

18.  INDEMNITY

   Lessor shall not be liable for and Lessee will indemnify and save Lessor harmless of and from all fines, suits, claims, demands, losses and actions (including attorneys' fees) for any injury to person or damage to or loss of property on or about the Premises caused by the negligence or misconduct or breach of this Lease by Lessee, its assigns, employees, subtenants, invitees or by any other person entering the Premises or the Building under express or implied invitation of Lessee, or arising out of Lessee's use of the Premises.

19.  INSURANCE TO BE MAINTAINED BY LESSEE

   Lessee shall insure all its property in the Premises against damage by fire, including extended coverage, in any reasonable amount as determined by Lessor in consultation with Lessee. The Lessee shall also maintain at its expense, throughout the Term, insurance against liability in connection with bodily injury, death, property damage and destruction occurring within the Premises or arising out of the use thereof by the Lessee or its agents, employees, officers, or invitees, visitors and guests under one or more policies or general public liability insurance having such limits as to each as are reasonably required by the Lessor from time to time, but in no event less than (a) One Million ($1,000,000) Dollars for injury to or death of any one or more persons during any one occurrence and (b) Five Hundred Thousand ($500,000) Dollars for property damage or destruction during any one occurrence. Such policies shall name Lessor and the Lessee (and, at the request of the Lessor, any mortgagee), as the insured parties, and shall provide that they shall not be cancelable without at least thirty (30) days prior written notice to the Lessor (and, at the request of the Lessor, any mortgagee), and shall be issued by insurers of recognized responsibility licensed to do business in Florida, approved by Lessor.

20.  SUBROGATION

   In the event of any loss or damage to the Building, the Premises and/or any contents therein, each party shall look first to any insurance in its favor before making any claim against the other party. To the extent possible without affecting the validity, coverage or premium for applicable insurance, Lessee shall obtain, for each applicable policy of insurance, a provision in such policies permitting waiver of claim against the Lessor for loss or damage within the scope of the insurance, and Lessee, to such extent permitted for itself and its insurers, waives all such insured claims against the Lessor.

21.  KEYS AND LOCKS

   A. Locks. Lessee may from time to time install and change locking mechanisms on entrances to the Building, common areas thereof, and the Premises, and shall provide to Lessee a reasonable number of keys and replacements therefor to meet the bona fide requirements of the Lessee. As used herein, "keys" includes any device servicing the same purpose. Lessee shall not add to or change existing locking mechanisms on any door in or to the Premises without Lessor's prior written consent which shall not be unreasonably withheld. If with Lessor's consent, Lessee installs lock(s) incompatible with the Building master locking system:

1) Lessor, without abatement of Rent shall be relieved of any obligation under the Lease to provide any service to the affected areas which require access thereto;

   2) Lessee shall indemnify Lessor against any expense as a result of forced entry thereto which may be required in an emergency.
3) Lessee shall at the end of the term and at Lessor's request remove such lock(s) at Lessee's expense; and

4) Lessee shall not, during periods outside of the normal operation hours of the Building,
                                        8
do anything which shall cause the main entry to the Building to remain unlocked. Any violation of the foregoing provisions shall subject the Lessee to strict liability for any and all damage to the Building caused by persons gaining entry as a result of such violation. The Lessee agrees to abide by all rules set by the Lessor concerning security.

5) Lessor will provide Lessee with the necessary access cards and five (5) keys to the Suite.

B. Return of Keys. At the end of the term, Lessee shall promptly return to Lessor all keys for the Building and Premises which are in possession of Lessee.

22.  LESSEE'S EQUIPMENT

   The Lessee shall not connect any electrical equipment of any type to the electrical distribution system without the Lessor's prior written consent which shall not be unreasonably withheld, provided that the Lessee may, without the Lessor's consent, connect equipment which do not overtax the electrical system. Lessor does not warrant that the Premises are sufficient or adaptable for the use of computer or word or data processing equipment. Lessee agrees not to connect with water pipes any apparatus using water without consent of the Lessor. Lessee shall be permitted to use a copying machine plus any number of computers, typewriters and desk calculators consistent with the leased area without being subject to the utility surcharge hereinafter provided. Lessee shall not be permitted to install any equipment causing a floor load in excess of _________ pounds per square foot. Additional equipment shall only be connected upon written permission of the Lessor which shall not be unreasonably withheld and shall be subject to an electrical service surcharge in an amount determined by the Lessor upon the grant of permission. In particular but not exclusively, the following equipment is subject to the surcharge: More than one refrigerator, water coolers, incandescent lighting and any other equipment determined by Lessor in its sole discretion. No cooking or warming up of food (except for microwave) or room heaters will be permitted. No device will be used by Lessee that creates any unreasonable odor.

   Lessee may install or affix to the Premises such equipment and trade fixtures as are reasonably necessary for the conduct of Lessee's business operation therein with the Lessor's prior written consent; and upon termination of the Lease for any reason other than Lessee's default, Lessee may remove the same provided that after such removal Lessee restores the Premises at Lessee's expense to the same condition as existed prior to the installation of such equipment and fixtures. It is understood and agreed, however, that any floor coverings, window treatments, wall coverings or other appurtenants attached to the floor or any part of the Premises by Lessee shall at the termination of the Lease or any renewal thereof, remain the property of Lessor and shall not be removed unless Lessor requests Lessee to remove same. Lessee shall promptly pay and discharge and shall indemnify and hold Lessor harmless of and from, all tangible property taxes and assessments now or hereafter taxed, assessed, imposed or levied by any lawful authority against or upon any fixtures, equipment, or personal property located in the Premises which shall not be unreasonably withheld during the term of this Lease.

   Lessee shall not store or maintain any equipment, boxes or other containers in the hallways or other common areas inside or outside the Building. Lessor shall have the right to remove any such equipment, boxes or containers after one
(1)hour notice to Lessee, and to store such equipment or dispose of it in any manner deemed appropriate by Lessor. In such event, Lessee shall pay to Lessor all expenses incurred by Lessor for such storage or other disposition, which expenses shall be deemed to constitute additional Rent hereunder.

23.  LESSOR'S LIEN

   In addition to the statutory Lessor's Lien, Lessor shall have, at all times, a valid security interest to secure payment of all Rent and other sums of money becoming due hereunder from Lessee, and to secure payment of any damages or loss which Lessor may suffer by reason of the breach by Lessee of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, files, improvements and other personal property of Lessee presently or which may hereinafter be situated in the Premises, and all proceeds therefrom, and such property shall not be removed therefrom without the consent of Lessor until all arrearages in Rent as well as any and all other sums of money then due to Lessor hereunder shall first have been paid and discharged and all of the covenants, agreements, and conditions hereof have been fully complied with and performed by Lessee. In consideration of this Lease, upon the occurrence of an event of default by Lessee, Lessor may, in addition to any other remedies provided herein, enter upon the Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Lessee situated on or in the Premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Lessee reasonable notice of the time and place of any public sale or at the time after which any private sale is to be made, at which sale the Lessor or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Lessee reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in Section 36 of this Lease at least five (5) days before the time of sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorneys' fees and other expenses) shall be applied as a credit against the indebtedness secured by the security interest granted in this Section 23. Any surplus shall be paid to Lessee or as otherwise required by law, and Lessee shall pay any deficiencies forthwith. Upon request by Lessor, Lessee agrees to execute and deliver to Lessor a financing statement in form sufficient to perfect the security interest of Lessor in the aforementioned property and proceeds thereof under the provisions of the Uniform Commercial Code in force in the State of Florida. The statutory lien for Rent is not hereby waived, the security interest herein granted being in addition and supplementary thereto.

24.  LESSOR'S LIMITED LIABILITY

   Lessee agrees that no judgment arising from any default of Lessor's agreements under the terms of this Lease or by reason of any willful or negligent act of Lessor, his employees or agents, shall attach against any property of Lessor other than the Building and the lands upon which they are located and in no event shall any such judgment constitute a lien upon any other lands or properties owned by Lessor wheresoever located. Neither shall any such judgment attach or constitute a lien against any property of any principal of the Lessor, or any property of such principal's family, devises or heirs.

   Lessor shall not be liable or responsible for any loss or damage to any property or death or injury to any person, or any business or personal loss or damage to any party, occasioned by theft, fire or false fire alarm, smoke, hurricane, act of God, public enemy, injunction, riot, strike, insurrection, bombing or threat thereof, war, court order, requisition of other governmental body or authority, by any tenants of or persons within the building, or of any other matter beyond control of Lessor, or for any injury of damage or inconvenience which may arise through repair or alteration of any part of the Building, or failure to make repairs, or from any cause whatever except Lessor's negligence. Lessor will not be responsible for money, jewelry, or personal property of any kind lost or stolen in the Premises or Building, nor for damage to Lessee's property caused by roof leaks or bursting and leaking pipes in the Premises or the Building, unless Lessee shall have notified Lessor in writing of an existing defect in said pipes and the Lessor shall have had a reasonable time in which to repair the same. Lessor shall not be responsible for loss or damage occurring on or about the Parking Area to automobiles, vehicles, or accessories, or the contents therein caused by fire, theft, collision, water, windstorm or any other causes whatsoever, nor shall Lessor be responsible for any personal injury, death, disablement or property damage sustained by any person arising from the use or entry upon the Parking Area unless incurred due to Lessor's negligence. All property of Lessee kept or stored in the Premises shall be so kept or stored therein at the risk of Lessee only and Lessor shall have no liability therefor. It is expressly agreed that Lessor shall not be liable in any manner for any interruption, diminution or cessation for any period of time, of any electrical water, sewage or other utility service to the Premises or the Building, including damages, consequential or otherwise, that Lessee may incur, unless incurred due to Lessor's negligence, therefrom best efforts to promptly restore. Lessor shall in no respect be liable for damage to any electrical equipment, including computer or word and data processing equipment and any software, memory, or other components therefor, by reason of any interruption diminution in electrical current or air-conditioning to the Premises. Lessor shall not be liable for any latent defect in the Premises or the Building of which they form a part, unless undiscovered due to Lessor's negligence.

25.  MAINTENANCE, REPAIR AND IMPROVEMENTS BY LESSEE

   Except to the extent that Lessee is specifically responsible therefor under this Lease, Lessor shall maintain the Premises and all improvements therein in good order and condition, in accordance with the maintenance obligations set forth on Addendum "F" attached hereto and incorporated herein by reference. Lessee agrees to prevent waste and to take good care of the Premises throughout the term of this Lease. Lessee's duty of repair shall extend to and include windows, doors, glass surfaces, carpeting, and draperies within the Premisses. Lessee, at Lessee's sole cost and expense, shall make when needed all repairs and alterations to the Premises, the Building and the land whenever damage or injury to the same shall have resulted from any willful or negligent act or omission by Lessee, its servants, employees, agents, visitors, invitees, customers, or licensees. If Lessee neglects or refuses promptly to make any repairs or maintenance required by this paragraph, Lessor may perform the same on Lessee's behalf, and Lessee shall reimburse Lessor for all costs and, as additional Rent, all expense incurred upon payable by Lessee to Lessor upon demand. Upon termination of this Lease in any manner, Lessee shall peaceably and quietly leave, surrender, and yield up unto Lessor the Premises broom-clean and in as good order and repair as existed upon the commencement of the term of the Lease, ordinary wear and tear and acts of God excepted, and shall surrender all keys to the Premises and the Building to Lessor.

26.  MAINTENANCE, REPAIR AND IMPROVEMENTS BY LESSOR

   Lessor will, as items of Operating Expense, make necessary repair of damage to the Building corridors, lobby, structural members of the Building, and equipment used to provide the services, unless any damage is caused by acts or omissions of Lessee, its agents, customers, employees, or invitees, in which event Lessee will bear the cost of such repairs. Lessee will not injure the Premises or the Building but will maintain the Premises in a clean, attractive condition and in good repair, except as to damage to be repaired by Lessor as provided above. Upon termination of this Lease, Lessee will surrender and deliver up the Premises to Lessor in the same condition in which it existed at the commencement of the Lease, excepting only ordinary wear and tear. Except as otherwise provided in this Section, the Lessor agrees to keep in good order, condition and repair the foundations, exterior walls, air-conditioning equipment and the roof of the Building, except for reasonable use and wear and acts of God and any damage thereof caused by any act of negligence of the Lessee, its employees, agents, visitors, licensees or contractors. In the event of damage to the air-conditioning equipment, foundations, exterior walls and/or roof of the Premises caused by any act of negligence of the Lessee, its employees, agents, visitors, licensees or contractors, such damage shall be repaired at the sole cost and expense of the Lessee. The Lessor shall not be responsible to make any other improvements or repairs of any kind upon the Premises.

27.  CONSTRUCTION LIEN

   Nothing contained in this Lease shall be construed as a consent on the part of the Lessor to subject the estate the Lessor to liability under the Construciton Lien Law of the State of Florida, it being expressly understood that the Lessor's estate shall not be subject to such liability. Lessee shall strictly comply with The Construction Lien law of the State of Florida as set forth in Florida Statutes, Chapter 713. In the event that a construction claim of lien is filed against the Property in connection with any work performed by or on behalf of the Lessee, the Lessee shall satisfy such claim, or shall transfer same to security, within ten (10) days from the date of filing or notice thereof, whichever is later. In the event that the Lessee fails to satisfy or transfer such claim within said ten (10) day period, the Lessor may do so and thereafter charge the Lessee, as additional rent, all costs incurred by the Lessor in connection with the satisfaction or transfer of such claim, including attorneys' fees. Further, the Lessee agrees to indemnify, defend and save the Lessor harmless from and against any damage or loss incurred by the Lessor as a result of any such claim or lien. If so requested by the Lessor, the Lessee shall execute a short form or memorandum of this Lease, which may, in the Lessor's discretion be recorded in the Public Records for the purpose of protecting the Lessor's estate from construction claims of lien, as provided in Florida Statutes, Chapter 713.10. No other memorandum of this Lease, nor this Lease itself shall be recordable in the public records of any county within the State of Florida without Lessor's written consent and joinder, which may be arbitrarily withheld by Lessor in its sole discretion. In the event such short form of Memorandum of Lease is executed, the Lessee shall simultaneously execute and deliver to the Lessor an instrument terminating the Lessee's interest in the real property upon which the Premises are located, which instrument may be recorded by the Lessor at the expiration of the term of this Lease, or such earlier termination hereof. The Security Deposit paid by the Lessee may be used by the Lessor for the satisfaction or transfer of any claim of lien, as provided in this Section. This Section shall survive the termination of this Lease.

28.  ACCESS TO PREMISES

   Lessor or Lessor's agents shall have the right (but shall not be obligated) to enter the Premises in any emergency at any time, and at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Lessor may deem necessary and reasonably desirable to the Premises or to any other portion of the Building, or which Lessor may elect to perform following Lessee's failure to make repairs or perform any work which Lessee is obligated to perform under this Lease, or for the purpose of complying with laws, regulations, and other directions of governmental authorities. Lessee shall permit Lessor to use and maintain and replace pipes and conduits in and through the Premises and to erect new pipes and conduits therein. Lessor may, during the progress of any work in the Premises, take all necessary materials and equipment into the Premises without the same constituting an eviction nor shall the Lessee be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Lessor shall have the right to enter the Premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the Building, and during the last six (6) months of the term, for the purpose of showing the same to prospective tenants. If Lessee is not present to open and permit an entry into the Premises, Lessor or Lessor's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Lessee's property and such entry shall not render Lessor or its agents liable therefor, nor in any event shall the obligations of Lessee hereunder be affected. If during the last month of the term Lessee shall have removed all or substantially all Lessee's property therefrom, Lessor may immediately enter, alter, renovate or redecorate the Premises without reduction or abatement of rent, or incurring liability to Lessee for any compensation and such act shall have no effect on this Lease or Lessee's obligations hereunder. Lessor shall have the right at any time, without the same constituting an eviction and without incurring liability to Lessee therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the Building and to change the name, number or designation by which the Building may be known.

29.  DEFAULT OF LESSEE

   A. Events of Default. The occurrence of any one or more of the events set forth below in (1) to (9), inclusive (any of which is referred to hereinafter as an "Event of Default") is a default by Lessee under this Lease for which the Lessor shall have any and all rights and remedies set forth in paragraph 29.B, hereof.

   1) In the event Lessee should fail to pay any one or more of said monthly installments of Premises Base Rent, as adjusted from time to time, Parking Space Base Rent, as adjusted from time to time, Lessee's share of the Operating Expenses, as adjusted from time to time, sales tax due on the amount of any Rent, any prorations due under this Lease or any other sums required to be paid hereunder as additional Rent, as and when the same becomes due, after three (3) days prior written notice;

2) In the event Lessee shall cease to fully conduct its business as specified herein for a period of thirty (30) business days as determined by Lessor;

  3) In the event a petition of bankruptcy under any present or future bankruptcy laws (including but not limited to reorganization proceedings) be filed by or against the Lessee and such petition is not dismissed within thirty
(30) days from the filing thereof, or in the event Lessee is adjudged a bankrupt;

   4) In the event an assignment for the benefit or creditors is made by Lessee;

5) In the event of an appointment by any court of a receiver or other court officer of Lessee's property and such receivership is not dismissed within thirty (30) days from such appointment;
   6) In the event Lessee removes, attempts to remove, or permits to be removed from the Premises, except in the usual course of trade, the goods, furniture, effects or other property of the Lessee brought thereon;

   7) In the event Lessee, before the expiration of the term of this Lease, and without the written consent of the Lessor, vacates the Premises or abandons the possession thereof, or uses the same for purposes other than the purposes for which the same are hereby leased, or ceases to use the Premises for the purposes herein contained;

   8) In the event an execution or other legal process is levied upon the goods, furniture, effects or other property of Lessee brought on the Premises, or upon the interest of Lessee in this Lease, and the same is not satisfied or dismissed within ten (10) days from such levy;

   9) In the event Lessee violates any other material term, condition or covenant herein on the part of Lessee to be performed, and fails to commence and proceed with diligence and dispatch to remedy the same within thirty (30) days after written notice thereof is given by Lessor to Lessee.

   B. Remedies of Lessor

   1) If any Event of Default occurs, the Lessor shall have the right, at the option of Lessor, to terminate this Lease upon three (3) days written notice to Lessee, and to thereupon re-enter and take possession of the Premises with or without summary or other legal process. If any

Event of Default occurs, Lessor shall have the right, at its option, from time to time, without terminating the Lease, to re-enter and re-let the Premises, or any part thereof, with or without legal process, as the agent and for the account of Lessee upon such terms and conditions as Lessor may deem advisable or satisfactory, in which event the rents received on such re- letting shall be applied first to the expenses of such re-letting and collection including, but not limited to, necessary renovation and alterations to the Premises, reasonable attorneys' fees, any real estate commissions paid, and thereafter toward payment of all sums due or to become due to the Lessor hereunder, and if a sufficient sum shall not be thus realized or secured to pay such sums and other charges,
(i) at Lessor's option, Lessee shall pay Lessor any deficiency monthly, notwithstanding Lessor may have received rental in excess of the rental stipulated in this Lease in previous or subsequent months, and Lessor may bring an action therefor as such monthly deficiency shall arise, or (ii) at Lessor's option, the entire deficiency, which is subject to ascertainment for the remaining term of this Lease, shall be immediately due and payable to Lessor. Nothing herein, however, shall be construed to require Lessor to re-enter or re-let the Premises or any portion thereof in any event. The Lessor shall not, in any event, be required to pay Lessee any surplus of any sums received by Lessor on a re-letting of said Premises in excess of the rent provided in this Lease.

   2) If any Event of Default occurs, the Lessor shall have the right, at its option, to declare all rent (or any portion thereof) for the entire remaining terms, and other indebtedness owing by Lessee to Lessor, if any, immediately due and payable without regard to whether possession of the Premises shall have been surrendered to or taken by Lessor, and may commence action immediately thereupon and obtain a judgment therefor.

   3) If any Event of Default occurs, the Lessor, in addition to other rights and remedies it may have, shall have the right to remove all or any part of the Lessee's property from the Premises and any property removed may be stored in any public warehouse or elsewhere at the cost of, and for the account of Lessee and the Lessor shall not be responsible for the care or safekeeping thereof whether in transport, storage or otherwise, and the Lessee hereby waives any and all claims against Lessor for loss, destruction and/or damage or injury which may be occasioned by any of the aforesaid acts.

   4) No such re-entry or taking possession of the Premises by Lessor shall be construed as an election on Lessor's part to terminate this Lease unless a written notice of such intention is given to Lessee. Notwithstanding any such re-letting without termination, Lessor may at all times thereafter elect to terminate this Lease for such previous default. Any such re-entry shall be allowed by Lessee without hindrance, and Lessor shall not be liable for damages for any such re-entry, or guilty of trespass or forcible entry.

   5) In the event of a breach or threatened breach by Lessee of any of the covenants or provisions hereof, Lessor shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Lessor from any other remedy, in law or in equity. Lessee hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Lessee being evicted or dispossessed for any cause, or in the event of Lessor obtaining possession of Premises by reason of the violation by Lessee of any of the covenants and conditions of this Lease, or otherwise.

   6) If any Event of Default occurs, the Lessor shall have the right to apply and/or retain all or any portion of the Deposit paid by Lessee hereunder against any or all reasonable loss, cost, expenses or damage sustained or incurred by Lessor as a result thereof, as specified in Section 9 this Lease.

   7) Notwithstanding any other provision hereof, Lessee shall indemnify, reimburse and hold harmless the Lessor from any and all reasonable costs, expenses, charges and fees, including without limitation reasonable attorneys' fees, incurred or expended by Lessor as a result of the default by Lessee of any term, condition, or covenant of this Lease or any rule or regulation promulgated pursuant hereto; or as a result of Lessor's defense of any right or lien held by Lessor under this Lease or provided by law, whether or not suit shall actually be brought. All costs, expenses, charges and fees shall be deemed Additional Rent and shall be payable by Lessee upon demand of Lessor. All sums, Rent and Additional Rent payable under this Lease, including without limitation the sums due under this section, shall bear interest from the date payment is due, and whether before or after judgment, at a rate of interest equal to 12% per annum notwithstanding any lower rate of interest specified in Florida Statutes, Chapter 55.03 or any other Chapter of the Florida Statutes.

30.  BANKRUPTCY

   A. If, at any time prior to the date fixed as the commencement of the term of this Lease, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee for all or part of Lessee's property is filed in any court by Lessee, or is filed against Lessee, and if filed against Lessee, the same is not vacated within thirty (30) days thereafter, or if Lessee makes an assignment for the benefit of creditors, then, and in any such event, this Lease shall be deemed to be in default by Lessee and shall, at the election of the Lessor, be terminated and cancelled and neither Lessee nor any other person claiming through Lessee shall be entitled to possession of the Premises.

   B. If the Lessee shall become insolvent or if bankruptcy proceedings are brought against the Lessee before the end of the term of this Lease, the Lessor is hereby irrevocably authorized at its option to cancel this Lease. The Lessor may elect to accept rent from a receiver, trustee or other judicial officer, during the term of their occupancy in their fiduciary capacity without affecting Lessor's rights as contained in this Lease. No receiver, trustee or other judicial officer shall ever have any right, title or interest in the Premises.

31.  QUIET ENJOYMENT

   Lessee hereby covenants and agrees to pay all Rent reserved hereunder at the times and in the manner herein provided, and to fully and faithfully comply, perform, and abide by each and every term, stipulation, and agreement herein contained, and upon the said faithful compliance, Lessee shall have peaceable and undisturbed possession of the Premises during the term aforesaid without hindrance from any person lawfully claiming under the Lessor.

32.  NAME OF BUILDING

   Lessor shall have the right, after thirty (30) days notice to Lessee to change the name, number or designation of the Building, during the term without liability to Lessee.

33.  RELOCATION

   Lessor may relocate Lessee and substitute for the Premises other space (which would then become "the Premises" for the purposes of this Lease) in the Building. Lessor shall pay the reasonable moving costs including phones and stationery of such relocation, but shall not be responsible for any other costs, damages or injuries of any nature whatsoever. Lessee's new space shall be substantially comparable to the Premises hereby leased, and the Rent therefor shall be adjusted based upon the square footage contained in the new premises; provided, however, that in no event shall the Rent for the new premises exceed One Hundred Ten Percent (110%) of the Rent for the original Premises described herein.

34.  SUBORDINATION, ATTORNMENT, ESTOPPEL CERTIFICATES

   In consideration of the execution of this Lease by Lessor, Lessee accepts this Lease subject to any master leases, security interest or first mortgage which might now or hereafter constitute a lien upon the Building or improveme therein or on the Premises and to zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of the Property. Although no instrument or act on the part of the Lessee shall be necessary to effectuate such subordination, Lessee shall, nevertheless, for the purposes of confirmation, at any time hereafter, on demand, in the form(s) prescribed by Lessor, execute any instruments, certificates, releases or other documents that may be requested or required by any holder of any superior interest for the purposes of subjecting and subordinating this Lease to the lien of any such master lease, security interest, mortgage, or superior interest. Lessee hereby appoints Lessor attorney in fact, irrevocably to execute and deliver any such instrument or document for Lessee should Lessee fail or unreasonably refuse to do so. Lessor will provide Lessee with a Non-Disturbance Agreement.

   In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage made by the Lessor covering the Premises or in the event a deed is given in lieu of foreclosure of any such mortgage, Lessee shall attorn to the purchaser, or grantee in lieu of foreclosure, upon any such foreclosure or sale and recognize such purchaser, or grantee in lieu of foreclosure, as the Lessor under this Lease, provided Lender assumes all obligations of Lessor hereunder.

   Lessee agrees to furnish from time to time when requested by Lessor, a certificate signed by Lessee to the effect that this Lease is then presently in full force and effect and unmodified (or has been modified and is as set forth in the certificate); that the term of this Lease has commenced and the full rental is then accruing hereunder; the amount of Base Rent, adjusted as called for herein, currently being paid by the Lessee; that Lessee has accepted possession of the Premises and that any improvements required by the terms of this Lease to be made by Lessor have been completed to the satisfaction of Lessee; that no rent under this Lease has been paid more than thirty (30) days in advance of its due date; that the address for notices to be sent to Lessee is as set forth in this Lease (or has been changed by notice duly given and is set forth in the certificate); that Lessee, as of the date of such certificate, has no charge, lien, or claim of offset under this Lease or otherwise against rents or other charges due or to become due hereunder; and that to the knowledge of Lessee, Lessor is not then in default under this Lease. The certificate shall also contain such other and further information as may be requested by Lessor.

35.  ATTORNEYS' FEES, EXPENSES AND INTEREST

   If Lessee shall default in the observance or performance of any material term or covenant on Lessee's part to be observed or performed under or by virtue of any of the terms or provisions in any Section of this Lease, then, unless, otherwise provided elsewhere in this Lease, Lessor upon ten (10) days notice and a reasonable opportunity to cure or at any time thereafter and without notice perform the obligations of Lessee thereunder, and if Lessor, in connection therewith or in connection with any default by Lessee in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to attorneys' fees, in instituting, prosecuting or defending any action or proceeding, such reasonable sums so paid or obligations with interest and costs shall be deemed to be additional rent hereunder and shall be paid by Lessee to Lessor within five (5) days of rendition of any bill or statement to Lessee therefor, and Lessor may immediately apply and retain Lessee's Deposit or any portion thereof against same. If Lessee's Lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Lessor as damages.

36.  NOTICES

   A. Any notice by Lessee or Lessor must be served by prepaid certified mail, return receipt requested, addressed to Lessor at the address first hereinabove given or at such other address as lessor may designate by written notice.

   B. After commencement of the term hereof any notice by Lessor to Lessee shall be served by prepaid certified mail, return receipt requested, addressed to Lessee at the Premises or at such other address as Lessee shall designate by written notice, or by delivery by Lessor to the Premises or to such other address. Prior to the commencement of the term hereof such notice may be given by Lessor by such mail or by delivery at the following address:

       Mr. Robert Book, Director of Human Resources and Administration Top Source Technologies, Inc.
       2000 PGA Boulevard, Suite 3200
       Palm Beach Gardens, FL 33408-2713

   C. All notices given hereunder shall be in writing, and shall be effective and deemed to have been given only upon receipt by the party to which notice is being given, said receipt being deemed to have occurred upon hand delivery or prepaid certified mail, return receipt requested, or upon such date as the postal authorities shall show the notice to have been delivered, refused, or undeliverable, as evidenced by the return receipt. Notwithstanding any other provision hereof, Lessor and Lessee shall also have the right to give notice to Lessee in any other manner provided by law.

37.  SUCCESSORS AND ASSIGNS

   The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Lessor and Lessee and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this Lease, their assigns.

38.  TIME OF ESSENCE

   Time shall be of the essence with regard to the payment of all Rent and Additional Rent, and the performance of each and every of the terms, conditions and covenants set forth herein on the part of the Lessor and Lessee to be performed.

39.  TENANCY AT SUFFERANCE

   If, without Lessor's written consent, Lessee remains in possession of the Premises after the expiration or other termination of the term of this Lease, Lessee shall be deemed to be occupying the Premises upon a tenancy at sufferance only, at a monthly rental equal to two (2) times the last Base Rent, plus any applicable additional Rent, which tenancy shall be terminable by Lessor and by Lessee in accordance with the laws of the State of Florida.

40.  BROKERAGE COMMISSIONS

   Except for commissions payable by Lessor to C Plus Properties and Deitz Realty Company, Lessee warrants that there are no claims for broker's commissions or finder's fees in connection with its execution of this Lease, and agrees to indemnify, defend and save Lessor harmless from any liability that may arise from such claim, including reasonable attorneys' fees.

41.  TITLES

   The titles to the sections of this Lease have been inserted only for the convenience of the Lessor and Lessee in referring to the provisions hereof, and are not a part of the terms, conditions and covenants. Each section will be construed according to its text without reference to the title.

42.  SEPARABILITY

   If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby.

43.  COUNTERPARTS

   This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one Lease.

44.  APPLICABLE LAW

   This Lease shall be given effect and construed by application of the law of Florida, and any action or proceeding arising hereunder shall be brought in the courts of Palm Beach County, Florida; provided that if any such action or proceeding arises under the constitution, laws or treaties of the United States of America, or if there is a diversity of citizenship between the parties hereto, so that it may be brought in the United States District Court, it may be brought in the United States District Court for the Southern District of Florida.

45.  WAIVER OF TRIAL BY JURY

   It is mutually agreed by and between Lessor and Lessee that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other except for personal injury or property damage, on any matters whatever arising out of or in any way connected with this Lease, the relationship of Lessor and Lessee, Lessee's use of or occupancy of said Premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Lessor commences any primary proceeding for possession of the Premises, Lessee will not file any counterclaim of whatever nature or description in any such proceeding.

46.  INTEGRATION, MODIFICATION, AND WAIVER

   This instrument contains all the agreements and conditions made between the parties hereto and may not be modified, changed, or terminated, in whole or in part, orally, or in any other manner other than by an agreement in writing, signed by all parties hereto or their respective successors in interest. The receipt of Rent by Lessor with knowledge of any breach of this Lease by Lessee, or of any default on the part of the Lessee in the observance or performance of any of the conditions or covenants of this Lease, shall not be deemed to be a waiver of any provision of this Lease. No waiver of any default on the part of Lessee nor any extension of time by Lessor to Lessee for any purpose whatsoever shall be held or deemed to be a waiver of any of the terms of this Lease or any default thereafter occurring, and no termination of this Lease in any manner shall affect the rights of the parties against each other as of the time of such termination. If Lessee makes any payment of any amount less than that due hereunder, Lessor, without notice may accept the same as a payment on account; the Lessor shall not be bounded by any notation or any check involving such payment nor any statement in any letter accompanying such payment. No failure on the part of Lessor to enforce any covenant or provision herein contained, nor any waiver of any right hereunder by the Lessor, unless in writing, shall discharge or invalidate such covenant or provision or affect the right of Lessor to enforce the same in the event of subsequent breach or default. The receipt by Lessor of any Rent or other sum of money or any other consideration hereunder paid by Lessee after the termination of the Lease, in any manner, of the term herein demised or after the giving by Lessor of any notice hereunder to effectuate such termination, shall not reinstate, continue, or extend the term herein demised, or destroy, or in any manner impair the efficacy of any such notice of termination as may have been given hereunder by Lessor to Lessee prior to the receipt of any such sum of money or other consideration, unless so agreed to in writing and signed by the Lessor. Neither the acceptance of keys nor any other act or thing done by Lessor, its agents or employees, during the term herein demised shall be deemed to be an acceptance of a surrender of the Premises, excepting only an agreement in writing signed by the Lessor accepting or agreeing to accept such a surrender. Any right herein granted to the Lessor to terminate this Lease shall apply to any extension or renewal of the term herein demised, and the exercise of any such right during the term herein demised shall terminate any extension or renewal of the term herein demised, and any right on the part of the Lessee thereto. No act or conduct of any nature or character on the part of Lessor, its agents or employees, other than an agreement in writing signed by the Lessor, shall be construed as a waiver of the provision of this paragraph irrespective of any circumstances existing at the time of such act or conduct. Regardless of any other understanding this Lease is not to be considered effective until fully executed by both Lessor and Lessee.

47.  RADON GAS

   Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

48.  AGENCY DISCLOSURE

   DEITZ REALTY COMPANY is, by this document, giving notice to the Lessee that it is the agent, employee, independent contractor or representative of the Lessor in connection with this Lease. Lessee hereby acknowledges that this written notice was received by Lessee before the execution of a contractual lease agreement, in compliance with Florida Statute 475.25 (1)(q), and Rule 21V-10.033, Florida Administrative Code.

49.  ADJUSTMENT TO RENTABLE SQUARE FOOTAGE

   Either party has the right, at any time within one (1) year from the Estimated Completion Date, to verify the amount of rentable square feet within the Premises. If such verification indicates that the actual amount of rentable square feet is different from the rentable square feet stated in Paragraph A of the cover sheet of the Lease, the parties agree that the Base Rent and Lessee's share of Operating Expenses shall be adjusted accordingly and the parties agree to sign an amendment to Lease to document such adjustment.

                                  ADDENDUM "B"
                             PARKING SPACE SCHEDULE


         reserved parking spaces at    $  per month for each space.-------
2  undercover employee
   parking spaces at              $NO CHARGE per month for each space.

      rooftop parking spaces at   $    per month for each space. -------

                                               TOTAL


    FREE SURFACE PARKING

                                  ADDENDUM "C"
                                  LESSOR'S WORK

Per the plans provided. See Addendum "C-1" attached.

In addition, the Lessor will install glass entry doors, marble countertop, track lighting and replacement carpeting to be paid for by the Lessee in monthly payments over the term of the Lease. It is further understood that an additional work authorization will be signed by the Lessee upon agreement by Lessor and Lessee regarding the cost of the additional work and Lessee will approve all colors and materials.

It is further understood that the Lessee will have permission to move into the building on Saturday. Lessee is required to give Lessor 24 hours notice of the date of the move.

It is also agreed that the Lessee will not be responsible for the payment of rent until the Lessor's Work is substantially completed (excepting the entry doors and marble countertop), which will be installed at a later date).

                                  ADDENDUM "E"
                         BUILDING RULES AND REGULATIONS


BUILDING RULES AND REGULATIONS. Lessee and his employees, agents, licensees and invitees shall faithfully observe and comply with the following Rules and Regulations and all reasonable modifications of any additions thereto from time to time put into effect by Lessor. Lessor shall not be responsible to Lessee for the nonperformance of any said Rules and Regulations by any other tenant or occupant of the Building.

   Alterations. No Lessee shall mark, paint, drill into, or in any way deface any part of the Premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Lessor, and as Lessor may direct. No Lessee shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Premises, and if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

   Advertising. Lessor shall have the right to prohibit any advertising by any Lessee which, in Lessor's opinion, tends to impair the reputation of the building or its desirability as a building for offices and upon written notice from Lessor. Lessee shall refrain from or discontinue such advertising. Without limiting the foregoing, no advertising or notices shall be permitted in the windows or common areas of the building.

   Bicycles, Animals. Lessee shall not bring any animals or birds into the Building and shall not permit bicycles or other vehicles inside or on the sidewalks outside the Building except in areas designated from time to time by Lessor for such purposes.

   Dangerous or Immoral Activities. Lessee shall not make any use of the Premises which involves the danger of injury to any person, nor shall the same be used for an immoral use.

   Deliveries. Lessee shall ensure that deliveries of materials and supplies to the Premises are made through such entrances, elevators and corridors and at such time as may from time to time be designated by Lessor, and shall promptly pay or cause to be paid to Lessor the cost of repairing any damage to the Building caused by any person making such deliveries.

   Foods and Beverages. Only persons approved from time to time by Lessor may prepare, solicit orders for, sell, serve or distribute foods or beverages in the Building, or use the elevators, corridors or common areas for any such purposes. Except with Lessor's prior written consent and in accordance with arrangements approved by Lessor, Lessee shall not permit on the Premises the use of equipment for dispensing food or beverages or for the preparation, solicitation of orders for, sale, serving or distribution of food or beverages.

   Furniture and Equipment. Lessee shall ensure that furniture and equipment being moved into or out of the Premises is moved through such entrances, elevators and corridors and at such times as may from time to time be designated by Lessor, and by movers or a moving company approved by Lessor, and shall promptly pay or cause to be paid to Lessor the cost of repairing any damage in the Building caused thereby.

   Heavy Articles. Lessee shall not place in or move about the Premises without Lessor's prior written consent any safe or other heavy article which in Lessor's reasonable opinion may damage the Building, and Lessor may designate the location of any heavy articles in the Premises.

   Loading, Unloading and Moving.

   1. The delivery and shipping of merchandise, supplies, fixtures, and other materials or goods of whatsoever nature to or from the Premises and all loading, unloading and handling thereof shall be done only at such times, in such areas, by such means and through such elevators, entrances, halls and corridors as are designated by Lessor.

   2. Lessor accepts no liability and is hereby relieved and released by Lessee in respect of this operation of delivery facilities for the Building, or the adequacy thereof, or of the acts or omissions of any person or persons engaged in the operation thereof, or in the acceptance, holding, handling or dispatch, or any error, negligence or delay therein.
3. Lessor may from time to time make and amend regulations for the orderly and efficient operation of the delivery facilities for the Building, and may require the payment of reasonable and equitable charges for delivery services and demurrage provided by Lessor.

   4. No furniture may be moved in or out of the Building without prior consent of Lessor. Arrangements for moving must be made with Lessor's office and must be supervised by Lessor's representative. Lessee agrees to pay for any and all damages to any part of the Building or Premises because of such moving, by either Lessee, his agents or movers. No moving shall be permitted except between the hours of 8:00 a.m. and 5:00 p.m. Monday through Friday. Charges will be made for any material and office building personnel who are needed to assist in the Lessee's move.

   Obstructions. Lessee shall not obstruct or place anything in or on the sidewalks or driveways outside the Building or in the lobbies, corridors, stair wells or other common areas of the Building, or use such locations for any purpose except access to and exit from the Premises without Lessor's prior written consent. Lessor may remove at Lessee's expense any such obstructions or thing (unauthorized by Lessor) without notice or obligation to Lessee. Additionally, Lessee shall not permit its employees, agent,s invitees or customers to loiter, sleep, assembly or congregate within any common areas or grounds of the Building, nor shall Lessee conduct any lottery whether within the Premises, common areas, or otherwise.

   Odors. Lessee shall not bring or permit to be brought or kept in or on the Premises, any inflammable, combustible or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes or any unusual or other objectionable odors to permeate in or emanate from the Premises.

   Parking. Lessee shall insure that its employees, customers, clients, guests, invitees and licensees comply with the following parking regulations, and acknowledges that such regulations shall be strictly enforced by Lessor.

   A. The short term parking area at the front entrance of the north side of the Building shall be used only by guests, customers and clients, and shall be limited to a maximum parking period of fifteen (15) minutes. In no event shall any service vehicles be permitted to park in this area at any time.

   B. All service vehicles (including those engaged in deliveries, loading and unloading) must enter the Real Property through the service road from Palm Beach Lakes Boulevard and must park only in the service parking area on the east side of the Building. Parking in the service parking area shall be limited to a maximum of one (1) hour, provided, however, that a tenant may make arrangements with the Lessor for longer parking periods when moving in or moving out of the Building only. In no event shall service vehicles be permitted to use the main entrance road to the Real Property.

C. Lessee's employees shall not utilize any number of parking spaces in excess of those granted by the Lessor.

D. Lessor reserves the right to control the method, manner and time of parking in all parking spaces.

   E. In the event of any violation of the parking regulations, Lessor shall have the right to post a notice of violation on the offending vehicle and to tow the offending vehicle (regardless of whether the vehicle is owned by a Lessee or any other party, including any employee, customer, client, invitee or licensee of a Lessee), and to charge the expense thereof to the applicable Lessee as additional Rent, or terminate the Lessee's license to park on the Real Property. In the event of continued violations of these regulations, and after notice to the Lessee, the Lessor may assess a charge of twenty dollars ($20.00) against the Lessee for each violation, which shall be payable as additional Rent.

   Proper Conduct. Lessee shall not conduct itself in any manner which is inconsistent with the character of the Building as a first quality building or which will impair the comfort and convenience of other tenants in the Building. Lessee shall be responsible for the conduct of its employees, customers, clients, licensees, invitees and servants.

   Personal Use of Premises. The Premises shall not be used or permitted to be used for residential, lodging or sleeping purposes, or for the storage of personal effects or property not required for business purposes.

   Refuse. Lessee shall place all refuse in proper receptacles provided by Lessee at its expense in the Premises, or in receptacles (if any) provided by Lessor for the Building, and shall keep sidewalks and driveways outside the building, and lobbies, corridors, stairwells, ducts and shafts of the Building free of all refuse.

   Repair, Maintenance, Alterations and Improvements. Lessee shall carry out Lessee's repair, maintenance, alterations and improvements in the Premises only during times agreed to in advance by Lessor and in a manner which will not interfere with the rights of other tenants in the Building.

   Signs. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Lessee on any part of the outside of the Premises or the building or on the inside of the Premises if the same is visible from the outside of the Premises without the prior written consent of Lessor, except that the name of the Lessee may appear on the entrance door of the Premises. In the event of the violation of the foregoing by any Lessee, Lessor may remove same without any liability, and may charge the expense incurred by such removal to Lessee or Lessees violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Lessee by Lessor at the expense of such Lessee, and shall be of a size, color and style acceptable to Lessor.

Solicitations. Lessor reserves the right to prohibit canvassing, soliciting or peddling in the Building but shall not be in any manner liable for any such acts within or about the Building.
   Water Fixtures. Lessee shall not use water fixtures for any purposes for which they are not intended, nor shall water be wasted by tampering with such fixtures. Any cost or damage resulting from such misuse by Lessee shall be paid for by Lessee.

   Windows. The Lessee acknowledges the importance of the exterior glass to the architectural integrity of the Building, and agrees to observe Lessor's rules with respect to maintaining window coverings at all windows in the Premises so that the Building presents a uniform exterior appearance. Lessee shall not install any window shades, screens, drapes, covers or other materials on or at any window in the Premises without Lessor's prior consent. Lessor shall have the right to approve the color, design and all materials of window treatments. Further, no window treatments which may be installed by Lessor shall be removed or altered by Lessee.

   Public Access. Lessor reserves the right at all times to exclude the general public from the Building upon such days and at such hours as in Lessor's sole judgement will be in the best interest of the Building and its tenants.

Wires. No wires of any kind or type (including but not limited to T.V. and radio antennas) shall be attached to the outside of the Building and no wires shall be run or installed in any part of the Building without Lessor's prior written consent.

                                  ADDENDUM "F"
                             MAINTENANCE OBLIGATIONS

1.  Gather all waste paper and place for disposal.

2.  Empty and wash all ash trays.

3.  Sweep and/or dust all floor surfaces.

4.  Vacuum clean all carpeted areas.

5.  Dust all office furniture.

6.  Dust counters, file cabinets and sanitize telephones.

7.  Dust all ledges and flat surfaces within reach.

8.  Properly arrange furniture in offices.

9.  Spot clean desk tops.

10.  Empty and clean out urns on each lobby area of elevators.

11.  Remove fingerprints from doors and partition glass.

12.  Clean and sanitize restroom fixtures and fittings.

13.  Clean and refill all restroom dispensers from stock.

14.  Spot wash restroom walls, partitions and doors.

15.  Wash and sanitize exterior containers.

16.  Clean and disinfect restroom floors.

17.  Clean and sanitize toilets, toilet seats and urinals.

18.  Clean, sanitize and polish all drinking fountains.

19.  Clean and polish all metal hardware.

20.  Vacuum elevator lobbies above first floor.

21.  Spot clean spills from carpet, if possible.

22.  Wash marble lobby floor.

23.  Supply trash can liners.

24.  Clean interior windows twice a year.

25.  Spot clean vinyl flooring daily.
      Annually strip and refinish vinyl flooring.

The Lessor will use its best effort to make sure that all employees of the cleaning service are bonded.

                                  ADDENDUM "G"
                ABATEMENT OF PREMISES BASE RENT FOR THREE MONTHS

Providing Lessee is not in breach or default of any of the material terms of the Lease, Lessee shall not be required to pay Premises Base Rent to Lessor for the first three (3) months of the term of the Lease. Lessee shall, however, be required to pay Lessee's share of Operating Expenses, plus sales tax thereon, for said three (3) months, and throughout the remainder of the term of the Lease.

                                  ADDENDUM "H"
                         INCREASES IN PREMISES BASE RENT


Notwithstanding anything contained in paragraph 2.A. or elsewhere in the Lease to the contrary, the annual Premises Base Rent payable by Lessee to Lessor for any Lease Year is fixed at one hundred five percent (105%) of the annual Premises Base Rent payable by Lessee to Lessor in the immediately preceding Lease Year. Base Rent shall not increase or be adjusted until the 1996 calendar year.

                                  ADDENDUM "I"
                         INCREASES IN OPERATING EXPENSES

Notwithstanding anything contained in paragraph 3. or elsewhere in the Lease to the contrary, the annual Operating Expenses payable by Lessee to Lessor for any Lease Year is capped at one hundred five percent (105%) of the annual Operating Expenses payable by Lessee to Lessor in the immediately preceding Lease Year. The Operating Expenses payable by Lessee to Lessor for electricity, insurance and taxes shall be based upon Lessee's share of the actual Operating Expenses of the Building, plus applicable sales tax thereon.

                                  ADDENDUM "J"
                                     SIGNAGE

Lessee shall not be entitled to any building signage for the first three (3) months of the Lease Term. Provided Lessee is not in breach or default of any of the material terms and conditions of the Lease, and the Lessor has not agreed to give said signage to Bascom Palmer/University of Miami, at the beginning of the fourth (4th) month of the Lease, Lessee may submit proposed signage to Lessor for approval, which shall not be unreasonably withheld. Upon Lessor's approval, Lessee may install signage, as approved, at its own cost and expense. Said signage is the portion that is presently installed on top of the entry sign.

                                  ADDENDUM "K"
                   RIGHT OF FIRST REFUSAL FOR ADDITIONAL SPACE

When the Leases on the Suites listed below come due or another person or entity wishes to lease said space and providing Lessee is not in breach or default of any of the material terms and conditions of the Lease, Lessee shall have the right of first refusal to lease all, but not less than all, those certain suites as scheduled below, (the "Additional Space") containing the following square footage, as depicted by crosshatched marks on Addendum "A-1", attached hereto:

             Suite 225 with approximately 1,314 rentable square feet; Suite 235 with approximately 1,669 rentable square feet; Suite 240 with approximately 2,541 rentable square feet;

and made a part hereof, under the following terms and conditions:

a. If Lessor intends to lease the Additional Space to another person or entity, Lessor shall so notify Lessee in writing ("Lessor's Notice") of same, and Lessee shall have ten (10) days from the date of Lessor's Notice to exercise its right of first refusal to lease the Additional Space.

b. If Lessee exercises its right of first refusal and properly notifies Lessor of same, then an Amendment to the Lease shall be executed by Lessee within five (5) days from the date such document is presented to Lessee.

c. The Premises Base Rent and Operating Expenses for the Additional Space shall be at the same rates as then paid by Lessee for the Premises and all of the terms of the Lease shall be the same.

d. If Lessee properly exercises its right of first refusal to lease the Additional Space, then Lessor shall, at Lessor's cost and expense, remove the existing wall between the Premises and the Additional Space.

                                  ADDENDUM "L"
                               OPTION TO TERMINATE

Notwithstanding anything contained in the Lease or Addenda to the contrary, Lessee shall have the option to terminate the Term of this Lease under the following conditions:

a. During the period from Lease commencement and expiring at 5:00 PM New York time on the 15th day of April, 1996, the Lessee shall have the option to terminate the Lease by giving notice to the Lessor and tendering simultaneously to the Lessor the sum of three (3) months' rent.

b. During the period of time beginning on January 1, 1997, and expiring at 5:00 PM New York time on the 15th day of April, 1997, the Lessee shall have the option to terminate the Lease by giving notice to the Lessor and tendering simultaneously to the Lessor the sum of three (3) months rent.

c. During the period of time beginning on January 1, 1998, and expiring at 5:00 PM New York time on the 15th day ofApril, 1998, the Lessee shall have the option to terminate the Lease by giving notice to the Lessor and tendering simultaneously to the Lessor the sum of three (3) months rent.

d. The Lease shall terminate at 11:59 PM on the 30th day following the giving of notice provided for on this Section.

e. If the Lessee does not terminate the Lease after 24 months, the Lessor will return the total Security Deposit.